SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material under Section 240.14a-12

HUB GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[   ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ]     Fee paid previously with preliminary materials

[   ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

HUB GROUP, INC.

March 24, 2005

Dear Stockholder:

        You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Hub Group, Inc. This meeting will be held in the Maple Room at the DoubleTree Guest Suites, 2111 Butterfield Road, Downers Grove, Illinois at 10:00 a.m. Chicago time on Wednesday, May 4, 2005.

        The attached Notice of 2005 Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon. The Annual Report to Stockholders on Form 10-K is also enclosed.

        We hope you will be able to attend the meeting. However, even if you anticipate attending in person, we urge you to mark, sign, date, and return the enclosed proxy card to ensure that your shares will be represented. If you attend, you will, of course, be entitled to vote in person.

Sincerely,

                     PHILLIP C. YEAGER
Chairman

HUB GROUP, INC.

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Hub Group, Inc.:

        The Annual Meeting of Stockholders of Hub Group, Inc., a Delaware corporation (the “Company”), will be held in the Maple Room at the DoubleTree Guest Suites, 2111 Butterfield Road, Downers Grove, Illinois on Wednesday, May 4, 2005, at 10:00 a.m., Chicago time, for the following purposes:

(1)	To elect six directors of the Company to hold office until the next annual meeting of stockholders;

(2)	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of Class A Common Stock from 12,337,700 to 47,337,700; and

(3)	To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

        A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company’s Annual Report to Stockholders on Form 10-K also accompanies this Notice.

        The Board of Directors has fixed the close of business on March 15, 2005, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors

DAVID C. ZEILSTRA
Vice President, Secretary and General Counsel

Downers Grove, Illinois
March 24, 2005

YOUR VOTE IS IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

HUB GROUP, INC.
3050 HIGHLAND PARKWAY, SUITE 100
DOWNERS GROVE, ILLINOIS 60515

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hub Group, Inc., a Delaware corporation (“Hub Group” or the “Company”), of proxies for use at the 2005 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 4, 2005, and any adjournment thereof (the “Annual Meeting”). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about March 24, 2005.

        The Company’s Class A common stock, $.01 par value (the “Class A Common Stock”), and the Class B common stock, $.01 par value (the “Class B Common Stock,” together with the Class A Common Stock, the “Common Stock”), are the only issued and outstanding classes of stock. Only stockholders of record at the close of business on March 15, 2005 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had [ ] shares of Class A Common Stock (each a “Class A Share”) and 662,296 shares of Class B Common Stock (each a “Class B Share,” and collectively with the Class A Shares, the “Shares”) outstanding and entitled to vote.

VOTING RIGHTS AND PROCEDURES

        Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and one or more proposals are not marked, it will be voted in accordance with the recommendation of the Board of Directors on all such proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

        Each Class A Share is entitled to one (1) vote and each Class B Share is entitled to twenty (20) votes. The holders of Shares having a majority of the votes that could be cast by the holders of all Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum. As of March 1, 2005, the Yeager family members own all 662,296 shares of Class B Common Stock and 139,852 shares of Class A Common Stock. Consequently, the Yeager family controls approximately 58.2% of the voting power of the Company on all matters presented for stockholder action. The Yeager family members are parties to a stockholders’ agreement, pursuant to which they have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares.

         Election inspectors appointed for the meeting will tabulate votes cast by proxy or in person at the Annual Meeting and such election inspectors will determine whether or not a quorum is present.

        The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2005 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Shares having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company’s Certificate of Incorporation, the Company’s By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company’s offices in Downers Grove.

ELECTION OF DIRECTORS

        The number of directors of the Company, as determined by the Board of Directors under Article III of the Company’s By-laws, is currently six. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

        The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director currently serves as a director of the Company. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

        Directors are elected by a plurality of the votes cast at the Annual Meeting, provided a quorum is present. Abstentions, withholding of authority to vote in the election, or broker non-votes will not affect the outcome of the elections. Stockholders are not allowed to cumulate their votes in the election of directors.

Nominees for Election as Directors

Name	Age	Business Experience During the Past Five Years and Other Information

Phillip C. Yeager	77

Phillip C. Yeager has been Chairman of the Board since October 1985. From April 1971 to October 1985, Mr. Yeager served as President of Hub City Terminals, Inc. ("Hub Chicago"). Mr. Yeager became involved in intermodal transportation in 1959, five years after the introduction of intermodal transportation in the United States, as an employee of the Pennsylvania and Pennsylvania Central Railroads. He spent 19 years with the Pennsylvania and Pennsylvania Central Railroads, 12 of which involved intermodal transportation. In 1991, the Intermodal Transportation Association named Mr. Yeager the Man of the Year. In 1995, he received the Salzburg Practitioners Award from Syracuse University in recognition of his lifetime achievements in the transportation industry. In October 1996, Mr. Yeager was inducted into the Chicago Area Entrepreneurship Hall of Fame sponsored by the University of Illinois at Chicago. In March 1997, he received the Presidential Medal from Dowling College for his achievements in transportation services. In September 1998, he received the Silver Kingpin award from the Intermodal Association of North America and in February 1999 the New York Traffic Club named him Transportation Person of the Year. Mr. Yeager graduated from the University of Cincinnati in 1951 with a Bachelor of Arts degree in Economics. Mr. Yeager is the father of David P. Yeager and Mark A. Yeager.

David P. Yeager	52

David P. Yeager has served as the Company's Vice Chairman of the Board since January 1992 and as Chief Executive Officer of the Company since March 1995. From October 1985 through December 1991, Mr. Yeager was President of Hub Chicago. From 1983 to October 1985, he served as Vice President, Marketing of Hub Chicago. Mr. Yeager founded the St. Louis Hub in 1980 and served as its President from 1980 to 1983. Mr. Yeager founded the Pittsburgh Hub in 1975 and served as its President from 1975 to 1977. Mr. Yeager received a Masters in Business Administration degree from the University of Chicago in 1987 and a Bachelor of Arts degree from the University of Dayton in 1975. Mr. Yeager is the son of Phillip C. Yeager and the brother of Mark A. Yeager.

Mark A. Yeager	40

Mark A. Yeager has been the Company’s President since January 2005 and has been the Chief Operating Officer and a director since May 2004. From July 1999 through December 2004, Mr. Yeager was President-Field Operations. From November 1997 through June 1999 Mr. Yeager was Division President, Secretary and General Counsel. From March 1995 to November 1997, Mr. Yeager was Vice President, Secretary and General Counsel. From May 1992 to March 1995, Mr. Yeager served as the Company’s Vice President-Quality. Prior to joining the Company in 1992, Mr. Yeager was an associate at the law firm of Grippo & Elden from January 1991 through May 1992 and an associate at the law firm of Sidley & Austin from May 1989 through January 1991. Mr. Yeager received a Juris Doctor degree from Georgetown University in 1989 and a Bachelor of Arts degree from Indiana University in 1986. Mr. Yeager is the son of Phillip C. Yeager and the brother of David P. Yeager.

Gary D. Eppen	68

Gary D. Eppen has served as a director of the Company since February 1996. Currently retired, Mr. Eppen is formerly the Ralph and Dorothy Keller Distinguished Service Professor of Operations Management and Deputy Dean for part-time programs in the Graduate School of Business at The University of Chicago. He received a Ph.D. in Operations Research from Cornell University in 1964, a Master of Science in Industrial Engineering from the University of Minnesota in 1960, a Bachelor of Science from the University of Minnesota in 1959 and an Associate in Arts degree in Pre-Engineering from Austin Junior College in 1956. Mr. Eppen also serves as a director of Landauer, Inc.

Charles R. Reaves	66

Charles R. Reaves has served as a director of the Company since February 1996. Since 1994, Mr. Reaves has been President and Chief Executive Officer of Reaves Enterprises, Inc., a real estate development company. From April 1962 until November 1994, Mr. Reaves worked for Sears Roebuck & Company in various positions, most recently as President and Chief Executive Officer of Sears Logistics Services, Inc., a transportation, distribution and home delivery subsidiary of Sears Roebuck & Company. Mr. Reaves received a Bachelor of Science degree in Business Administration from Arkansas State University in 1961.

Martin P. Slark	50

Martin P. Slark has served as a director of the Company since February 1996. Since 1976, Mr. Slark has been employed by Molex Incorporated ("Molex"), a manufacturer of electronic, electrical and fiber optic interconnection products and systems. Having worked for Molex in Europe, the United States and Asia, Mr. Slark is presently a Director and President and Chief Operating Officer of Molex. Mr. Slark is a fellow of the British Institute of Management and received a Masters in Business Administration degree from the University of East London in 1993 and a Post-Graduate Diploma in Management Studies from Portmouth University in 1981.

        The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.

MEETINGS AND COMMITTEES OF THE BOARD

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. During the fiscal year ended December 31, 2004, the full Board of Directors met nine times, the Audit Committee met eight times and the Compensation Committee met four times. The Nominating and Governance Committee met once. During 2004, all directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served. The Company encourages each member of the Board of Directors to attend each annual meeting of shareholders. All directors attended the Company’s 2004 annual meeting of shareholders held on May 13, 2004.

Audit Committee

        The duties of the Audit Committee are to oversee the Company’s internal control structure, review the Company’s financial statements and other financial information to be included in the Company’s 10-K and annual report to stockholders, select the independent auditors for the Company and its subsidiaries and review the Company’s annual audit plan. The members of the Audit Committee are Messrs. Eppen, Reaves and Slark. The Audit Committee has a written charter which is available on the Company’s website at www.hubgroup.com.

        The Board of Directors has determined that Messrs. Eppen, Reaves and Slark are “independent” as that term is defined by Nasdaq. The Board of Directors has determined that the Audit Committee does not have an “audit committee financial expert” as that term is defined in the Securities and Exchange Commission regulations. However, the Board of Directors has determined that all of the members of the Audit Committee are able to read and understand fundamental financial statements within the meaning of the Nasdaq Audit Committee requirements and that at least one of its members has the financial sophistication required by Nasdaq. The Board of Directors has determined that by satisfying the requirements of the Nasdaq listing standards with a member of the Audit Committee that has the requisite “financial sophistication” qualifications, the Audit Committee has the financial expertise necessary to fulfill the duties and the obligations of the Audit Committee. The Board of Directors has concluded that the appointment of an "audit committee financial expert" is not necessary at this time.

Compensation Committee

        The duties of the Compensation Committee are to determine the compensation of the Company’s Chief Executive Officer and to make recommendations to the Board of Directors concerning the salaries of the Company’s other officers, to exercise the authority of the Board of Directors concerning the Company’s various long-term incentive plans and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Eppen, Reaves and Slark. Each member of the Compensation Committee is independent in accordance with the applicable corporate governance listing standards of the Nasdaq Stock Market. The Compensation Committee has a written charter which is available on the Company’s website at www.hubgroup.com.

Nominating and Governance Committee

        The duties of the Nominating and Governance Committee are to identify individuals qualified to become Board members and nominate the director nominees for the next annual meeting of shareholders and develop and recommend to the Board the corporate governance guidelines applicable to the Company. The members of the Nominating and Governance Committee are Messrs. Eppen, Reaves and Slark. Each member of the Nominating and Governance Committee is independent in accordance with the applicable corporate governance listing standards of the Nasdaq Stock Market. The Nominating and Governance Committee has a written charter which is available on the Company’s website at www.hubgroup.com.

Nominations of Directors

        Directors may be nominated by the Board of Directors or by shareholders in accordance with the Bylaws of the Company. As a matter of course, the Nominating and Governance Committee will review the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating and Governance Committee will review all proposed nominees for the Board of Directors, including those proposed by shareholders, in accordance with the mandate contained in its charter. This will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

        The Company has not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees. Each nominee for election as a director is standing for reelection.

        For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify the Company’s Secretary. In addition, the Bylaws permit shareholders to nominate directors at a shareholder meeting. If a stockholder desires to nominate persons for election as directors at the next Annual Meeting of Stockholders written notice of such stockholder’s intent to make such a nomination must be given and received by the Secretary of the Company at 3050 Highland Parkway, Suite 100, Downers Grove, IL 60515, either by personal delivery or by United States mail no earlier than February 3, 2006 nor later than March 5, 2006. Each notice must describe the nomination in sufficient detail for the nomination to be summarized on the agenda for the meeting and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder making the nomination, (ii) a representation that the stockholder is a holder of record of stock in the Company entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to present the nomination, (iii) a statement of the class and number of shares beneficially owned by the stockholder, (iv) the name and address of any person to be nominated, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the “Commission”), and (vii) the consent of such nominee to serve as a director of the Company if elected. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting will not be considered.

Controlled Company

        The Board of Directors has determined that the Company is a “controlled company” as that term is defined by Nasdaq since the Yeager family, pursuant to their ownership of all Class B Common Stock, control 57.6% of the voting power of the Company. Pursuant to the Yeager Family Stockholder Agreement, the Yeager family members have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares.

Code of Ethics

        The Company has adopted a Code of Business Conduct and Ethics that applies to all employees. The Company’s Code of Business Conduct and Ethics may be found on the Company’s website, www.hubgroup.com.

Communicating with the Board

        Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company’s Secretary at the address set forth above and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. Each communication intended for the Board of Directors and received by the Secretary which is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures.

OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

        The following table sets forth information with respect to the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by (i) each director of the Company, (ii) the executive officers of the Company named in the table under “Compensation of Directors and Executive Officers — Summary Compensation Table,” (iii) all directors and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each person that owns beneficially (directly or together with affiliates) more than 5% of the Class A Common Stock or Class B Common Stock, in each case as of March 1, 2005, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Class A Common Stock or Class B Common Stock indicated as beneficially owned by them, except as otherwise noted.

	Number (1)
Name	Class A	Class B	Percentage(2)
Phillip C. Yeager(3)(4)(5)	81,259	662,296	7.1%
David P. Yeager(3)(6)	97,223	662,296	7.2%
Thomas L. Hardin(7)	42,567	--	*
Thomas M. White(8)	37,026	--	*
Donald G. Maltby(9)	20,951	--	*
Mark A. Yeager(3)(10)	116,205	662,296	7.4%
Gary D. Eppen(11)	14,002	--	*
Charles R. Reaves(12)	36,718	--	*
Martin P. Slark(13)	16,302	--	*
All directors and executive officers (16 people) (14)	648,896	662,296	12.6%
Debra A. Jensen(3)(15)	--	662,296	6.3%
T. Rowe Price Associates, Inc. (16)	528,200	--	5.1%
FMR, Corp. (17)	931,240	--	8.9%
Columbia Wanger Asset Management, L.P./ WAM
Acquisition GP, Inc./ Columbia Acorn Trust (18)	754,000	--	7.2%

_________________

* Represents less than 1% of the outstanding shares of Common Stock.

(1)

Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights, or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2)	Represents percentage of total number of outstanding shares of Class A Common Stock and Class B Common Stock.

(3)

The Yeager family members are parties to a stockholders’ agreement (the “Yeager Family Stockholder Agreement”), pursuant to which they have agreed to vote all of their shares of Class B Common Stock in accordance with the vote of the holders of a majority of such shares. Except as provided in footnotes 6 and 10, each of the Yeager family members disclaims beneficial ownership of the shares of Class B Common Stock held by the other Yeager family members. The Class B Common Stock represents approximately 57.6% of the total votes allocable to the Common Stock. Members of the Yeager family own all of the Class B Common Stock.

(4)

Includes 563,934 shares of Class B Common Stock as to which Phillip C. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 65,000 shares of Class A Common Stock issuable upon exercise of options. Also includes 7,067 shares of restricted stock.

(5)	Includes 500 shares of Class A Common Stock held by his wife. Mr. Yeager disclaims beneficial ownership of these shares.

(6)

Includes 46,794 shares of Class B Common Stock owned by the Laura C. Yeager 1994 GST Trust, 46,794 shares of Class B Common Stock owned by the Matthew D. Yeager 1994 GST Trust and 46,794 shares of Class B Common Stock owned by the Phillip D. Yeager 1994 GST Trust and 419,127 shares of Class B Common Stock as to which David P. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Includes 51,668 shares of Class A Common Stock issuable upon exercise of options. Includes 21,867 shares of restricted stock.

(7)	Includes 28,467 shares of Class A Common Stock issuable upon exercise of options and 14,100 shares of restricted stock.

(8)	Includes 17,334 shares of Class A Common Stock issuable upon exercise of options and 14,431 shares of restricted stock.

(9)	Includes 8,700 shares of Class A Common Stock issuable upon exercise of options and 7,415 shares of restricted stock.

(10)

Includes 1,258 shares of Class A Common Stock and 36,794 shares of Class B Common Stock owned by the Alexander B. Yeager 1994 GST Trust and 1,258 shares of Class A Common Stock and 36,794 shares of Class B Common Stock owned by the Samantha N. Yeager 1994 GST Trust and 29,908 shares of Class A Common Stock owned by the Mark A. Yeager Perpetual Trust, for which Mark A. Yeager serves as sole trustee and has sole investment and voting discretion and 501,914 shares of Class B Common Stock as to which Mark A. Yeager may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Also includes 38,167 shares of Class A Common Stock issuable upon exercise of options. Also includes 16,996 shares of restricted stock.

(11)	Includes 4,000 shares of Class A Common Stock issuable upon exercise of options and 3,531 shares of restricted stock. 1,771 shares are held in the Gary D. Eppen Trust dated April 22, 1996.

(12)	Includes 32,000 shares of Class A Common Stock issuable upon exercise of options and 3,531 shares of restricted stock

(13)	Includes 8,000 shares of Class A Common Stock issuable upon exercise of options and 3,531 shares of restricted stock.

(14)	Includes 344,555 shares of Class A Common Stock issuable upon exercise of options and 145,573 shares of restricted stock.

(15)

Includes 25,000 shares of Class B Common Stock owned by the Elizabeth A. Jensen 1994 GST Trust and 25,000 shares of Class B Common Stock owned by the Patrick R. Jensen 1994 GST Trust and 501,913 shares of Class B Common Stock as to which Debra Jensen may be deemed to have shared voting discretion pursuant to the Yeager Family Stockholder Agreement. See Note 3. Debra Jensen is the daughter of Phillip C. Yeager.

(16)

T. Rowe Price Associates, Inc. (“Price”) filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, Price has sole dispositive power with respect to all 528,200 shares of Class A Common Stock beneficially owned and sole voting power with respect to 178,200 shares of Class A Common Stock beneficially owned. These securities are owned by various individual and institutional investors which Price serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the Exchange Act, Price is deemed the beneficial owner of such securities; however, Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The number of shares beneficially owned by Price is indicated as of February 14, 2005. The address of Price is 100 E. Pratt Street, Baltimore, MD 21202.

(17)

FMR Corp. (“FMR”) filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, FMR has sole dispositive power with respect to all 931,240 shares of Class A Common Stock beneficially owned and sole voting power with respect to 249,358 shares of Class A Common Stock beneficially owned. These securities are owned by various individual and institutional investors, which FMR serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the Exchange Act, FMR is deemed the beneficial owner of such securities; however, FMR expressly disclaims that it is, in fact, the beneficial owner of such securities. The number of shares beneficially owned by FMR is indicated as of February 14, 2005. The address of FMR is 82 Devonshire Street, Boston, MA 02109.

(18)

Columbia Wanger Asset Management, L.P., WAM Acquisition GP, Inc. (collectively “Wanger”) and Columbia Acorn Trust (“Acorn”) filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Class A Common Stock. According to the Schedule 13G, Wanger has shared dispositive power and shared voting power with respect to all 754,000 shares of Class A Common Stock beneficially owned. Acorn has shared voting and dispositive power with respect to 645,000 shares of Class A Common Stock beneficially owned. The number of shares beneficially owned by Wanger and Acorn are indicated as of February 10, 2005. The address of Wanger and Acorn is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company’s 2004 fiscal year all applicable Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The following table sets forth a summary of the annual, long-term and other compensation for services rendered to the Company for the fiscal years ended December 31, 2002, December 31, 2003 and December 31, 2004 paid or awarded to those persons who were, at December 31, 2004: (i) the Company’s chief executive officer, and (ii) the Company’s four most highly compensated executive officers other than the chief executive officer (collectively, together with the Company’s chief executive officer, the “Named Executive Officers”).

		Annual Compensation					Long-Term Compensation

					Other Annual		Options/	Restricted	All Other
Name and		Salary		Bonus	Compensation		SARs	Stock(8)	Compensation
Principal Position	Year	($)		($)	($)		(#)	($)	($)

David P. Yeager	2004	504,000	(1)	558,123	31,817	(6)	--	--	5,775	(9)
Vice Chairman and	2003	485,000	(1)	459,765	30,845	(5)	20,000	369,656	5,719	(9)
Chief Executive Officer	2002	485,000	(1)	--	20,122	(6)	50,000	--	5,090	(9)

Thomas L. Hardin	2004	245,385	(2)	293,874	92,384	(7)	--	--	5,775	(9)
President	2003	296,000	(3)	233,586	32,865	(6)	--	238,360	5,719	(9)
	2002	296,000	(3)	--	30,799	(6)	46,000	--	5,090	(9)

Mark A. Yeager	2004	326,000	(4)	433,200	23,595	(6)	--	150,012	5,775	(9)
President-Field Operations	2003	315,000	(4)	265,335	18,408	(6)	--	238,360	5,719	(9)
and Chief Operating Officer	2002	253,418	(4)	--	16,357	(6)	46,000	--	5,090	(9)

Thomas M. White	2004	326,000		260,800	1,174	(6)	--	100,025	5,775	(10)
Sr. Vice President, Treasurer	2003	268,035		200,812	1,644	(5)	21,000	194,407	4,646	(10)
and Chief Financial Officer	2002	132,692		75,000	--		50,000	--	80	(10)

Donald G. Maltby	2004	250,000		266,610	3,855	(6)	--	75,006	5,775	(9)
Executive Vice President -	2003	273,000		193,443	2,586	(6)	--	150,002	5,719	(9)
Logistics	2002	273,000		91,374	2,321	(6)	--	--	5,090	(9)

(1)

Represents a decrease of $54,123 from the amount that Mr. Yeager would have otherwise received to enable the Company to lease certain assets, which Mr. Yeager used for personal purposes from time to time in 2002, 2003 and 2004.

(2)

Represents a decrease of $30,566 from the amount that Mr. Hardin would have otherwise received to enable the Company to lease certain assets, which Mr. Hardin used for personal purposes from time to time in 2004.

(3)

Represents a decrease of $33,074 from the amount that Mr. Hardin would have otherwise received to enable the Company to lease certain assets, which Mr. Hardin used for personal purposes from time to time in 2002 and 2003.

(4)

Represents a decrease of $42,000 from the amount that Mr. Yeager would have otherwise received to enable the Company to lease certain assets, which Mr. Yeager used for personal purposes from time to time in 2002, 2003 and 2004.

(5)	Represents above market earnings on deferred compensation and reimbursement of taxes paid for certain perquisites.
(6)	Represents above market earnings on deferred compensation.
(7)	Represents above market earnings on deferred compensation of $39,253 and $53,131 for personal use of Company assets.

(8)

These restricted stock grants vest ratably over three years. These restricted shares are eligible for dividend payments but such dividends are restricted to the same extent as the underlying security. Mr. David Yeager held 21,867 shares of restricted stock with a value of $1,141,895 at the end of 2004. Mr. Hardin held 14,100 shares of restricted stock with a value of $736,302 at the end of 2004. Mr. Mark Yeager held 16,996 shares of restricted stock with a value of $887,531 at the end of 2004. Mr. White held 14,431 shares of restricted stock with a value of $753,587 at the end of 2004. Mr. Maltby held 7,415 shares of restricted stock with a value of $387,211 at the end of 2004.

(9)

Represents the Company's matching contribution to the Company's Section 401(k) deferred compensation plan of $5,720 in 2004, $5,653 in 2003, $5,010 in 2002, and the value of insurance premiums paid by the Company for term life insurance for the benefit of each Named Executive Officer equal to $55 in 2004, $66 during 2003, and $80 during 2002.

(10)

Represents the Company's matching contribution to the Company's Section 401(k) deferred compensation plan of $5,720 in 2004 and $4,580 in 2003 and the value of insurance premiums paid by the Company for term life insurance for the benefit of Mr. White equal to $55 in 2004, $66 during 2003 and $80 during 2002.

Change of Control Agreements

         Mr. White is a party to an arrangement with the Company pursuant to which he will be paid one-year of base salary and his options will vest if (i) his employment is terminated within 12 months following a change in control or (ii) his position is eliminated within 12 months following a change in control and a like position is not offered within the Company. A change in control is deemed to occur for these purposes when there has been a change to the majority voting position in the Company.

Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values

         The following table provides information concerning options exercised by the Named Executive Officers during the fiscal year ended December 31, 2004, and the value at December 31, 2004, of unexercised options.

			Number of Shares of
			Class A Common Stock	Value ($) of
	Shares		Underlying Unexercised	Unexercised In-the-
	Acquired		Options at	Money Options at
	on		December 31, 2004	December 31, 2004
	Exercise	Value	Exercisable/	Exercisable/
Name	(#)	Realized ($)	Unexercisable	Unexercisable
David P. Yeager	0	0	80,001/29,999	3,340,047/1,412,953
Thomas L. Hardin	27,050	834,208	43,617/15,333	1,787,751/720,957
Mark A. Yeager	0	0	63,167/15,333	2,648,487/720,957
Thomas M. White	15,000	548,592	25,334/30,666	1,107,736/1,395,953
Donald G. Maltby	12,500	313,702	8,700/3,800	318,948/145,692

Compensation of Directors

        Directors who are not employees of the Company received $35,000 for serving as a director during 2004. Directors who are employees of the Company do not receive additional compensation for such services. Both employee and non-employee directors are reimbursed for their travel and other expenses incurred in connection with attending meetings of the Board of Directors or committees thereof. In connection with their 2004 compensation package, on December 3, 2003, Messrs. Eppen, Reaves and Slark each received a grant of 3,560 shares of restricted Class A Common Stock. This restricted stock vests ratably over a three-year period. In connection with their 2005 compensation package, on December 30, 2004, Messrs. Eppen, Reaves and Slark each received a grant of 1,158 shares of restricted Class A Common Stock. This restricted stock vests ratably over a three-year period.

Board of Directors Compensation Committee Report on Executive Compensation

        The Compensation Committee approves the policies under which compensation is paid or awarded to the Company’s executive officers. The Compensation Committee consists of the three independent members of the Board.

        In September 2003, the Board of Directors commissioned a third party to conduct a study of the Company’s compensation program. This study included a survey of compensation practices in the transportation industry using a broad sample of companies within the industry. This independent study was used as the benchmark to determine competitive compensation ranges for senior executives. The Compensation Committee implemented certain recommendations from the independent study and, using this study, determined the compensation structure for 2004. The Compensation Committee intends to have a third party periodically conduct an independent study of compensation practices in the transportation industry to update the Company’s benchmark of competitive compensation ranges for senior executives.

        The 2004 Compensation structure approved by the Compensation Committee was based on the following philosophy:

Compensation Philosophy

        The Company’s compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with the industry standards and attract and retain outstanding executives.

Description of Compensation Programs

        The Company’s executive compensation program has three components — base salary, annual incentives, and long-term incentives. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.

        Base Salary To attract and retain qualified executives, base salary is determined using competitive criteria within the transportation industry. Salary increases are based on individual performance and, to a lesser extent, trends within the industry.

        Annual Incentive The Company’s bonus plan recognizes and rewards executives for taking actions that build the value of the Company, generate competitive total returns for stockholders, and provide value-added solutions for the Company’s customers. For most executive officers, bonus compensation is based on individual performance and Company performance. The component of the bonus based on individual performance is conditioned on the individual meeting certain pre-determined objectives and the component of the bonus based on Company performance is based on the Company meeting certain performance goals.

        Long-Term Incentives The Company’s Long-Term Incentive Program serves to reward executive performance that successfully executes the Company’s long-term business strategy and builds stockholder value. The program allows for the awarding of options and stock appreciation rights, restricted stock and performance units.

Section 162(m) Compensation Committee Report Disclosure

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the Company’s deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless certain requirements are met. The policy of the Committee with respect to section 162(m) is to establish and maintain a compensation program which will optimize the deductibility of compensation. The Committee, however, reserves the right to use its judgment, where merited by the Committee’s need to respond to changing business conditions or by an executive officer’s individual performance, to authorize compensation which may not, in a specific case, be fully deductible to the Company.

Compensation Administration

        The Compensation Committee will follow an annual cycle to administer each of the three components of executive compensation. The independent study of competitive compensation practices within the transportation industry will continue to be used as the benchmark to determine competitive compensation ranges for senior executives. Individual performance and contribution to the achievement of strategic objectives will be considered in the determination of annual compensation for each executive. The integrity of the Company’s compensation program relies on an annual performance evaluation process.

Discussion of CEO Compensation

        Consistent with the Company’s compensation philosophy, the Compensation Committee approved Mr. David P. Yeager’s total compensation during fiscal year 2004. Mr. Yeager’s base salary was based on overall performance of the Company, on relative levels of compensation for CEOs within the benchmark companies in the transportation industry and on individual performance related to strategic objectives. Mr. Yeager’s incentive compensation was based on achievement of goals relating to the Company’s earnings per share target.

        For 2004, the Compensation Committee approved a package allowing Mr. Yeager to earn $504,000 in salary and $306,123 in bonus if the Company met its earnings goal with the possibility to earn additional bonus if the Company exceeded its earnings goal. Mr. Yeager’s 2004 salary represents a decrease of $54,123 from the amount that he would have otherwise received in order to enable the Company to lease certain assets, which Mr. Yeager used for personal purposes from time to time in 2004. In addition, in late 2003, Mr. Yeager was awarded 32,800 shares of restricted stock which vest ratably over a three year period in connection with his 2004 compensation package that had a value of $369,656 at the time of their grant. Mr. Yeager was paid his salary of $504,000 during 2004 and received a bonus of $558,123 due to the Company substantially exceeding its earnings target.

COMPENSATION COMMITTEE

Gary D. Eppen Charles R. Reaves Martin P. Slark

Audit Committee Report

        Each member of the Audit Committee is independent of the Company and its management, as required of audit committee members by the National Association of Securities Dealers listing standards. The Audit Committee has a written charter that specifies the scope of the Audit Committee’s responsibilities and how it carriers out those responsibilities. This charter is available on the Company’s website.

        The Audit Committee has reviewed and discussed the Company’s quarterly and annual audited financial statements with management and with Ernst & Young, LLP, the Company’s independent public accountants. The Company has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has also received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, regarding their independence. The Audit Committee has discussed with Ernst & Young LLP their independence and considered whether the provision of non-audit services referred to under “Independent Public Accountants” on page 20 is compatible with maintaining their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the December 31, 2004 audited financial statements be included in the Company’s Annual Report on Form 10-K for 2004.

AUDIT COMMITTEE

Gary D. Eppen Charles R. Reaves Martin P. Slark

Performance Graph

        The following line graph compares the Company’s cumulative total stockholder return on its Class A Common Stock since March 13, 1996, the date that the Class A Common Stock began trading, with the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Trucking and Transportation Index. These comparisons assume the investment of $100 on March 13,1996 in each index and in the Company’s Class A Common Stock and the reinvestment of dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN

	3/13/96	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Hub Group, Inc.	100	191	212	138	142	64	75	34	154	373
Nasdaq Stock Market	100	119	146	206	382	230	182	126	189	205
Nasdaq Trucking & Transp.	100	103	132	119	114	103	122	125	178	228

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

     Hub Group's Certificate of Incorporation currently authorizes the issuance of a total of 15,000,000 shares of stock, consisting of 12,337,700 shares of Class A Common Stock, par value $0.01 per share, 662,300 shares of Class B Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, par value $0.01 per share. The proposed amendment would increase the total number of authorized shares of Class A Common Stock from 12,337,700 to 47,337,700 shares, and is being proposed for approval at the Annual Meeting.

     The full text of the proposed amendment is set forth in Appendix A to this Proxy Statement. The newly authorized shares of Class A Common Stock will constitute additional shares of the existing Class A Common Stock and, if and when issued, will have the same rights and privileges as the shares of Class A Common Stock currently authorized. The number of authorized shares of Class B Common Stock and Preferred Stock would not be affected.

Reasons for the Proposed Amendment

     On February 7, 2005, Hub Group's Board of Directors voted to recommend to the stockholders that the number of authorized shares of the Class A Common Stock of Hub Group be increased from 12,337,700 shares to 47,337,700 shares. At that meeting, the Board of Directors conditionally approved a two-for-one stock split to be effected in the form of a stock dividend of one (1) additional share of Class A Common Stock for each one (1) share of Class A Common Stock outstanding and one (1) additional share of Class A Common Stock for each one (1) share of Class B Common Stock outstanding on a date to be determined by the Board of Directors. The stock split is conditioned upon approval by the stockholders of the proposed amendment.

     As of March 1, 2005, 9,771,647 shares of Class A Common Stock (each a "Class A Share") and 662,296 shares of Class B Common Stock were outstanding. The current number of authorized and unreserved shares of Class A Common Stock is insufficient to permit the stock split.

     The proposed amendment will permit the Board of Directors to issue the additional shares to accommodate the stock split and afford the Board of Directors continued flexibility to issue shares of Class A Common Stock for valid corporate purposes, including acquisitions, financings and incentive compensation.

     A stockholder vote against the proposed increase in the number of authorized shares of Hub Group Class A Common Stock will have the effect of preventing the stock split.

Purpose of the Stock Split

     The currently proposed stock split is intended to place the market price of Hub Group's Common Stock in a range more attractive to investors, particularly individuals. The closing price of Hub Group's Class A Common Stock on NASDAQ on March 3, 2005 was $59.56, and closing prices in the month of February 2005 ranged from $54.26 to $61.84. In authorizing the stock split, the Board of Directors took into account that this trading range was higher than the range of many other major corporations, and believes that the proposed split of Hub Group Common Stock will bring the trading price of the Common Stock into a more accessible trading range.

Stock Split Implementation

     If the proposed amendment is approved, holders of record of Class A Common Stock or Class B Common Stock as of the close of business on a date to be determined by the Board of Directors will receive, as a stock dividend, one (1) additional share of Class A Common Stock for each one (1) share of the either Class A Common Stock or Class B Common Stock owned as of that date, including the shares owned by the directors and executive officers of Hub Group, as listed in the section "Ownership of The Capital Stock of the Company". The stockholders of Hub Group as of the record date will not pay, and Hub Group will not receive, any payment or other consideration for the additional shares that will be issued or the adjustments that will be made pursuant to the stock split.

     Hub Group will apply to NASDAQ for listing of the additional shares of Class A Common Stock to be issued if the proposed amendment is approved. If the proposed amendment is approved, all holders of record of Class A Common Stock or Class B Common Stock at 5:00 p.m., Central Time, on the proposed record date for the split, which will be determined by the Board of Directors, will receive a dividend distribution of one (1) additional share of Class A Common Stock for each one (1) share of Class A Common Stock or Class B Common Stock that they own of record on that date.

     Holders of Class A Common Stock or Class B Common Stock should retain their Common Stock certificates issued prior to the stock split record date, and those certificates issued prior to that date will continue to represent the number of shares of Common Stock evidenced thereby. LaSalle Bank National Association, Hub Group's transfer agent, will deliver the additional shares of Class A Common Stock each holder of Class A Common Stock or Class B Common Stock is entitled to as a result of the stock split registered in uncertificated book-entry form (unless a holder of Common Stock requests a certificate representing such holder's shares of Common Stock). As a result, instead of receiving Class A Common Stock certificates, holders of Class A Common Stock or Class B Common Stock will receive account statements reflecting their ownership interest in shares of Class A Common Stock. The book-entry shares will be held with LaSalle Bank National Association, which will serve as the record keeper for all shares of Class A Common Stock being issued in connection with the stock split. Any stockholder who wants to receive a physical certificate evidencing shares of Class A Common Stock issued in the stock split will be able to obtain a certificate at no charge by contacting LaSalle Bank National Association at 135 S. LaSalle Street, Suite 1811, Chicago, IL 60603, Attn: Stock Transfer.

     Holders of Class A Common Stock or Class B Common Stock whose shares are held by a broker or other nominee in "street name" also will not receive certificates representing the new shares. Instead, their accounts will be credited with the new shares in accordance with the procedures used by their broker or nominee.

     IMPORTANT NOTE: CERTIFICATES REPRESENTING SHARES OF COMMON STOCK ISSUED PRIOR TO THE STOCK SPLIT WILL CONTINUE TO REPRESENT THE SAME NUMBER OF SHARES OF COMMON STOCK AFTER THE EFFECTIVE DATE. THEREFORE, PLEASE DO NOT DESTROY OR RETURN YOUR EXISTING CERTIFICATES.

Accounting Effects of the Proposed Stock Split

     If the proposed amendment is approved, an amount equal to the par value of shares issued in the stock split will be transferred from Hub Group's additional paid-in capital account to its common stock account. The $0.01 par value of both the Class A Common Stock and the Class B Common Stock will not change.

Tax Effects of the Stock Split

     Hub Group has been advised that the proposed stock split will result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States federal income tax laws. The tax basis of each share of Class A Common Stock or Class B Common Stock held immediately before the stock split will be allocated pro rata between this original share and the new share of Class A Common Stock distributed with respect to the original share. Each new share will be deemed to have been acquired at the same time as the original share with respect to which the new share was issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares, and stockholders are urged to consult their own tax advisers.

Anti-Takeover Effects of the Proposed Amendment

     The increase in the authorized number of shares of Class A Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change of control of Hub Group without further action by the stockholders. Shares of authorized and unissued Class A Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change of control of Hub Group more difficult, and therefore less likely. The additional authorized shares could be used to discourage persons from attempting to gain control of Hub Group, by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover scenario.

     In addition, the increased shares authorized by the proposed amendment could permit the Board of Directors to issue Class A Common Stock to persons supportive of management's position. Such persons might then be in a position to vote to prevent or delay a proposed business combination that is deemed unacceptable to the Board of Directors, although perceived to be desirable by some stockholders. Any such issuance could provide management with a means to block any vote that might be used to effect a business combination in accordance with the Certificate of Incorporation.

Additional Effects of the Stock Split

     Upon the effectiveness of the stock split, appropriate adjustments will be made to stock options and other stock-based instruments awarded and to be awarded under Hub Group's compensation, incentive and benefit programs.

     Upon the effectiveness of the stock split, the number of votes per share to which the holders of shares of Class B Common Stock were entitled immediately prior to the stock split will be adjusted to represent the same proportionate voting power after the stock split. The adjustment will be made according to the following formula:

Class A Shares outstanding after split
Votes per share prior to split	x	_______________________________
Class A Shares outstanding prior to split

No other adjustments will be made to the terms of the Class B Common Stock as a result of the stock split.

     Under Delaware law, Hub Group's stockholders are not entitled to dissenters' rights with respect to the proposed amendment to Hub Group's Certificate of Incorporation. Furthermore, Hub Group's current holders of Class A Common Stocks do not have preemptive rights; nor will the holders of the Class A Common Stock issued as a result of the stock split. Not having preemptive rights means that holders of Class A Common Stock do not have the right to purchase shares in any future issuance of Common Stock in order to maintain their proportionate equity interests in Hub Group.

     Although the Board of Directors will authorize the further issuance of Class A Common Stock after the stock split only when it considers such issuance to be in the best interests of Hub Group, stockholders should recognize that any such issuance of additional stock will have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and the equity and voting rights of holders of shares of Common Stock.

Recommendation of the Board of Directors

     The Board of Directors has unanimously approved the proposed amendment and has determined that the increase in authorized Class A Common Stock is in the best interests of Hub Group and its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT.

     The affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting as a class, is required to approve the proposed amendment. Any shares not voted (whether by abstention or broker non-votes) will have the effect of a vote against the proposed amendment.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee has selected Ernst & Young LLP as the independent accountant of the Company. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The fees billed by Ernst & Young in 2003 and 2004 for services provided to us were as follows:

	2003	2004

Audit Fees (1)	$519,000	$938,700
Audit-Related Fees (2)	--	--
Tax Fees (3)	2,500	21,700
All Other Fees (4)	--	--
	________	________

TOTAL	$521,500	$960,400
	========	========

(1)     “Audit Fees” are the aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2003, the audit of the effectiveness of the Company's internal control over financial reporing as of December 31, 2004, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during 2004 and 2003, procedures performed in 2004 in connection with the Company’s Registration Statement on Form S-3 and preparation of a related comfort letter for the underwriters, and consultation with respect to various accounting and financial reporting matters during 2004 and 2003.

(2)     “Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” described above.

(3)    “Tax Fees” are fees billed by Ernst & Young in either 2004 or 2003 for tax advice.

(4)    “All Other Fees” are fees billed by Ernst & Young in 2004 or 2003 that are not included in the above classifications.

        The Audit Committee must pre-approve any audit or any permissible non-audit services to be provided by the Company’s independent auditors, and has established pre-approval policies and procedures for such services. Permissible non-audit services are those allowed under the regulations of the Securities and Exchange Commission. The Audit Committee may approve, at the beginning of each year, certain specific categories of permissible non-audit services within an aggregated budgeted dollar limit. The Audit Committee must approve on a project-by-project basis any permissible non-audit services that do not fall within a pre-approved category, or pre-approved permissible non-audit services that exceed the previously approved fees. All services provided by Ernst & Young during 2004 were permissible under applicable laws and regulations and will continue to be pre-approved by the Audit Committee.

PROXY SOLICITATION EXPENSE

        The Company will pay the expense of any proxy solicitation. In addition to the solicitation of proxies by use of the mail, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

STOCKHOLDER PROPOSALS

        Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than November 25, 2005, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the next annual meeting of stockholders.

        The Company anticipates that its next annual meeting of stockholders will be held in May 2006. If a stockholder desires to submit a proposal for consideration at the next annual meeting of stockholders, written notice of such stockholder’s intent to make such a proposal must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail no earlier than February 3, 2006 nor later than March 5, 2006. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the annual meeting of stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder. In addition, the notice must set forth the reasons for conducting such proposed business at the annual meeting of stockholders and any material interest of the stockholder in such business. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the annual meeting of stockholders will not be considered.

By order of the Board of Directors,

DAVID C. ZEILSTRA Vice President, Secretary and General Counsel

Downers Grove, Illinois
March 24, 2005

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

        HUB GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation at a duly called meeting of its members adopted the resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of this corporation:

RESOLVED that the Certificate of Incorporation of Hub Group, Inc. be amended by changing Article FOURTH, Section 1 thereof so that, as amended, said Article and Section shall be and read as follows:

“Section 1. Authorized Stock. The total number of shares of capital stock which the corporation shall have authority to issue is 50,000,000 consisting of 47,337,700 shares of Class A Common Stock with a par value of $ .01 per share (“Class A Common Stock”), 662,300 shares of Class B Common Stock with a par value of $ .01 per share (“Class B Common Stock”) and 2,000,000 shares of Preferred Stock with a par value of $ .01 per share (“Preferred Stock”). The number of authorized shares of any class of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the votes of the Corporation entitled to be cast, voting together as a single class.”

        SECOND: That the foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the GCL.

         IN WITNESS WHEREOF, said Hub Group, Inc. has caused this certificate to be signed by its Chief Executive Officer this ___ day of ______, 2005.

HUB GROUP, INC.

By:_____________________ Name: David P. Yeager Title: Chief Executive Officer

HUB GROUP, INC.

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of
Stockholders to be held on May 4, 2005

The undersigned appoints Phillip C. Yeager, David P. Yeager and Mark A. Yeager, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Hub Group, Inc., to be held on May 4, 2005 at 10:00 a.m., Chicago time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all of the Class A Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR the approval of the Amendment to the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock.

The Board of Directors recommends a vote FOR the election of Directors. The Board of Directors recommends a vote FOR the approval of the Amendment to the Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  X

The Board of Directors recommends a vote FOR the listed nominees.

1.Election of Directors                                                     For       Withhold      For All
Nominees: Phillip C. Yeager, David P.Yeager,                All        All                Except
Mark A. Yeager, Gary D. Eppen, Charles R.Reaves,       ___       ___               __
Martin P. Slark

________________________________
(Instructions: To withhold authority to vote for
any individual nominee, write that nominee's name on
the line above.)

The Board of Directors recommends a vote FOR the following proposal.

2.Approval of the Amendment to the        For       Against      Abstain
Certificate of Incorporation to increase     __        __                __
authorized shares of Class A Common
Stock.

The undersigned hereby acknowledges receipt of the
Proxy Statement and Form 10-K.

Dated: ____________________________________________2005,

Signature(s)____________________________________________

______________________________________________________
NOTE: Please sign exactly as your name appears. Joint
owners should each sign personally. Where applicable,
indicate your official position or representative capacity.

YOUR VOTE IS IMPORTANT!
PLEASE MARK, SIGN, DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.